UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 17, 2015

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SunTrust Banks, Inc. (the “Company”) today announced that Dallas S. Clement and Bruce L. Tanner have been appointed to its Board of Directors effective immediately. The Company also issued a news release announcing the appointment, which the Company files as Exhibit 99.1 to this report and which is incorporated herein by reference.

The Board has assigned Mr. Clement to serve on its Audit Committee and its Governance & Nominating Committee, and assigned Mr. Tanner to serve on its Risk Committee and its Governance & Nominating Committee.

In addition, Robert M. Beall, II; David H. Hughes; and William A. Linnenbringer will retire from the board of directors when their current terms expire at the Company’s Annual Meeting of Shareholders in April 2016. None of the retirements is the result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 9.01 Exhibits

(d) Exhibits

99.1.    News release dated December 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: December 17, 2015.	By:	/s/ David A. Wisniewski
David A. Wisniewski, Senior Vice President,
Deputy General Counsel and Assistant Corporate Secretary